UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2020 (November 12, 2020)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☑ Yes No
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). ☑ Yes No
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☐	☑	☑	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☑ No

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2020, Highlands REIT, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) that amends that certain Credit Agreement, dated February 15, 2019 (as amended, the “Credit Agreement”), by and between the Company, as borrower, and certain of its subsidiaries, as guarantors, The Huntington National Bank, individually and as administrative agent, issuing lender, lead arranger, book manager and syndication agent, and the other lenders thereunder.

As of September 30, 2020, the Company did not expect to be in compliance with the minimum fixed charge coverage ratio and the minimum consolidated tangible net worth covenants applicable under the Credit Agreement. As a result, the Third Amendment, among other things, (i) waived the Company’s obligation to comply with the minimum fixed charge coverage ratio and the minimum consolidated tangible net worth covenants under the Credit Agreement for the period from July 1, 2020 to December 31, 2020, (ii) restricted the Company from drawing on the Revolving Credit Loan in amounts in excess of $20,000,000 until the Company is in compliance with all such covenants and (iii) prohibited the Company from making distributions during the period from July 1, 2020 to December 31, 2020, provided, that as long as no default under the Credit Agreement exists, the Company may purchase or redeem equity interests in the Company in an amount not to exceed $20,000,000. Additionally, because the Company no longer needed the Term Loan due to the Company’s capital resources and anticipated capital needs, the Company “right-sized” the credit facility under Credit Agreement by eliminating the Term Loan previously available under the Credit Agreement, and, in connection with the execution of the Third Amendment, the Company borrowed sufficient funds under the Revolving Credit Loan to repay all of its obligations under the Term Loan.

All capitalized terms used in Item 1.01 of this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. The description above is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated November 6, 2020, by and among Highlands REIT, Inc., a Maryland corporation, as borrower, and certain of its subsidiaries, as guarantors, The Huntington National Bank, certain other lending institutions party thereto, as lenders, and The Huntington National Bank, as administrative agent and as issuing lender, lead arranger, book manager and syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     November 12, 2020

By:     __________________________________
Name:     Robert J. Lange
Title:     Executive Vice President, General Counsel and Secretary